UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2013

ACCELERA INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1040	45-4504261
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

20511 Abbey Drive, Frankfort, Illinois 60423
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 13, 2013 Accelera Innovations, Inc. (“Accelera”) entered in to Purchase Agreement and its wholly owned subsidiary, At Home Health Management LLC. (“AHHM”) entered into an Operating Agreement with At Home Health Services LLC, All Staffing Services, LLC, both Illinois limited liability companies (jointly "Subject LLCs"), Rose Gallagher, individually and as the sole manager and Trustee of the Rose M. Gallagher Revocable Trust dated November 30, 1994 ("Gallagher").

Pursuant to the Purchase Agreement, Gallagher agrees to sell her membership interests in At Home Health Services LLC and All Staffing Services, LLC, and Accelera agreed to purchase the membership interest in the Subject LLC’s. At Home Health Services is engaged in the business of providing home health care services for mental health, seniors, children, skilled nursing, therapists, wellness education, physical assistance, and special care situations. All Staffing Services, LLC is engaged in the business of providing staffing for clerical and industrial positions.

Accelera agreed to pay Gallagher or her assignee of $1,420,000 dollars, with the sum of $500,000 dollars within ninety (90) days of the Initial Closing Date, the sum of $420,000 dollars within eight (8) months of the Initial Closing Date. Furthermore, Accelera shall pay a sum equal to the Net Accounts Receivable, meaning the amount applicable to the Subject LLCs as of the Initial Closing Date equal to (a) the bank account balances plus (b) accrued accounts receivable balances, plus (c) a proration through the Initial Closing Date of the prepaid expenses, bonds, and licensing fees of the Subject LLCs, plus (d) an amount equal to the security deposit on the lease for the business address minus (d) the balance of the accounts payables of the Subject LLCs as of the Initial Closing Date.  For the above purposes, the terms accounts receivable and accounts payable shall be determined in accordance with standard accounting principles within twelve (12) months of the Initial Closing Date and the sum of $500,000 dollars within eighteen (18) months of the Initial Closing Date. The Initial Closing Date was December 9, 2013, and the Final Closing Date is June 12, 2015 at Gallagher's office in Mokena IL.

Further, it was agreed that for the duration of the Purchase Agreement that Accelera’s wholly owned subsidiary AHHM would operate the Subject LLC’s pursuant to an Operating Agreement.  In an effort to promote faster growth of the Subject LLCs' businesses so that their value will be maximized at the Final Closing, the parties agreed to jointly determine what, if any, monies the Accelera will provide to AHHM for use by AHHM in promoting the success of the Subject LLCs. Additionally, the Subject LLCs agreed to deposit all of their receipts in an account of AHHM.

All payment made by Accelera as described above are non-refundable to Accelera and shall be deemed as consideration for services performed.  All amounts, including but not limited to any accounts receivables of the Subject LLCs, in any AHHM account from any source shall become the property of the Subject LLCs upon breach of the terms of the Purchaser Agreement by Accelera.  Upon full compliance with the terms of the Purchase Agreement, all amounts then in any AHHM accounts shall be distributed to Accelera.

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 13, 2013, Accelera entered into a three-year Employment Agreement with Rose M. Gallagher as the President of Accelera’s At Home Health Care business unit reporting to John Wallin, Accelera’s CEO. In consideration of the services, Accelera agreed to immediately grant Ms. Gallagher 585,000 common shares at a price of $0.0001 per share, and an option to purchase 1,000,000 common shares at a price of $0.0001 per share, to be vested Two Hundred and Fifty Thousand (250,000) shares annually for 4 years, beginning March 12, 2014; with final vested shares on March 12, 2017, all the shares will be issued in accordance with the terms of the Accelera’s 2011 Stock Option Plan. Furthermore, the shares are subject to a Six (6) month lock-up agreement and a Twenty Seven (27) month leak-out agreement limiting the sale of shares over the period. Additionally, Accelera agreed to compensate Ms. Gallagher $150,000 per annum, which shall be paid bi-weekly in accordance with the Company’s customary payroll practices. Ms. Gallagher will begin receiving compensation at the time Accelera completes the Due Diligence, Valuation and Audited Financials of the At Home Health Care business that includes the Subject LLC’s performed by an Accelera’s appointed accounting firm, approximately ninety (90) days from the employment offer. The Board of Directors intends to implement a bonus structure based on goals, objectives and performance.

Rose M. Gallagher
Ms. Gallagher is a Registered Nurse with her Bachelor of Science in Nursing from Northern Illinois University and a Master of Science Degree in Health Management from the University of Beverly Hills in California. She began “At Home Health Services” in 2006, to provide professional and paraprofessional services to clients in their homes; assisting them to achieve the highest level of potential in their day to day self-care activities. At Home is committed to providing high quality, multidisciplinary care by professionals who recognize the need for comprehensive assessment of needs from both the client and the professional’s point of view. At Home is licensed by the State of Illinois as a Home Nursing Agency and a Home Health Agency. The licenses with At Home have allowed them to be awarded multi-million dollar contracts by the State of Illinois through the Department of Public Aid to provide services to certified participants providing Skilled Nursing, Speech Therapy, Physical Therapy, Occupational Therapy, Medical Social Services and Home Health Aides. On December 13, 2013, Ms. Gallagher became the President of Accelera’s At Home Health Care business, she will continue to manage the home health business and grow the business through the additional Accelera acquisitions and business relationships.

On December 13, 2013, Accelera entered into a three-year Employment Agreement with Daniel P. Gallagher as the Direct of Marketing and Business Development of Accelera’s At Home Health Care business unit reporting to John Wallin, Accelera’s CEO. In consideration of the services, Accelera agreed to immediately grant Daniel Gallagher an option to purchase 1,000,000 common shares at a price of $0.0001 per share, to be vested Two Hundred and Fifty Thousand (250,000) shares annually for 4 years, beginning March 12, 2014; with final vested shares on March 12, 2017, all the shares will be issued in accordance with the terms of the Accelera’s 2011 Stock Option Plan. Furthermore, the shares are subject to a Six (6) month lock-up agreement and a Twenty Seven (27) month leak-out agreement limiting the sale of shares over the period. Additionally, Accelera agreed to compensate Daniel Gallagher $100,000 per annum, which shall be paid bi-weekly. Daniel Gallagher will begin receiving compensation at the time Accelera completes the Due Diligence, Valuation and Audited Financials of the At Home Health Care business that includes the Subject LLC’s performed by an Accelera’s appointed accounting firm, approximately ninety (90) days from the employment offer.

Daniel P. Gallagher
Mr. Gallagher has a Bachelor in Business Administration from Aquinas Business College in Nashville, Tennessee. Daniel started with At Home Health Services LLC in 2009, as the Director of Marketing and Sales, his responsibilities include, sales, marketing, managing all customer relations and ensuring future growth. Daniel brings 12 years of healthcare experience to the Home Health business. On December 13, 2013, Mr. Gallagher became the Director of Marketing and Business Development of Accelera’s At Home Health Care business. This will position Accelera to continue the current contracts and expand the Home Health Care relationships.

The foregoing description of each of the Agreements are qualified in its entirety by reference to the full text of the Agreements, respectively, which are filed as Exhibit 10.1 through 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits No.	Description

10.1
Purchase Agreement by and among Accelera Innovations, Inc., At Home Health Services LLC, All Staffing Services, LLC, Rose Gallagher, individually and as the sole manager and Trustee of the Rose M. Gallagher Revocable Trust dated November 30, 1994 executed December 13, 2013.

10.2
Operating Agreement by and among At Home Health Management LLC. , At Home Health Services LLC, All Staffing Services, LLC, Rose Gallagher, individually and as the sole manager and Trustee of the Rose M. Gallagher Revocable Trust dated November 30, 1994 executed December 13, 2013.

10.3	Employment Agreement by and between Accelera Innovations, Inc. and Rose M. Gallagher executed December 13, 2013.

10.4	Employment Agreement by and between Accelera Innovations, Inc. and Daniel P. Gallagher executed December 13, 2013

10.5
Press Release announcing the Agreements by and among At Home Health Management LLC., At Home Health Services LLC, All Staffing Services, LLC, Rose Gallagher, individually and as the sole manager and Trustee of the Rose M. Gallagher Revocable Trust dated November 30, 1994 executed December 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 13, 2013	ACCELERA INNOVATIONS, INC.

/s/ John F. Wallin
John F. Wallin
Chief Executive Officer